Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports First Quarter 2016 Financial Results

MILPITAS, Calif., April 26, 2016 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its quarter ended March 26, 2016.

Q1 2016 Highlights:

-

Significant Improvement in Profitability. With quarterly revenues up 11% sequentially, non-GAAP operating margin improved by seven percentage points, demonstrating our improvements in operational efficiency and the earnings leverage in our financial model.

-

Record 3D NAND Sales and Bookings. An accelerating customer ramp and tool-of-record positions at every major 3D-NAND manufacturer led to a record 3D-NAND sales quarter, exceeding the prior record quarter by approximately 70%. As previously announced, the first quarter was also a record for 3D-NAND bookings, both in aggregate and for three customers individually.

-

Successful Launch of Newest Flagship System. The company’s next-generation Atlas® III launched in the first quarter, with multiple shipments to a leading memory customer. Additional systems are scheduled to ship in the second quarter to multiple leading customers in advanced foundry, DRAM and 3D-NAND.

GAAP Results
	Q1 2016	Q4 2015	Q1 2015
Revenues	$ 47,489	$ 42,683	$ 50,376
Gross Profit	$ 24,491	$ 20,804	$ 23,379
Income (Loss) from Operations	$ 3,730	$ (1,042)	$ 2,241
Net Income (Loss)	$ 3,467	$ (1,814)	$ 2,556
Earnings per Share	$ 0.14	$ (0.07)	$ 0.11

Non-GAAP Results
	Q1 2016	Q4 2015	Q1 2015
Gross Profit	$ 24,926	$ 21,273	$ 24,011
Income from Operations	$ 4,189	$ 774	$ 2,969
Net Income	$ 3,926	$ 2	$ 3,284
Earnings per Share	$ 0.16	$ 0.00	$ 0.14

Non-GAAP results exclude the impact of the following in the indicated period:
Amortization of acquired intangibles	●	●	●
Restructuring charges		●	●

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website.

“We continue to benefit from share gains and strong execution in the 3D-NAND market, a segment growing much faster than the industry in general, which contributes to an even stronger outlook for 2016 compared to what we communicated a quarter ago,” commented Dr. Timothy J. Stultz, president and chief executive officer. “Operationally, the improvements we have made are bearing fruit as demonstrated by our profitable growth, while we continue our work to make even further improvements to our financial model. The response to our Atlas III introduction is surpassing our expectations, with multiple systems already shipped to our launch partner, and more systems shipping in the second quarter to multiple leading customers, for every type of advanced device, including leading-edge foundry and DRAM development. With our business model at a performance inflection point, we expect the revenue growth resulting from strong demand for our Process Control Solutions, coupled by recent share gains at key accounts, will continue to drive earnings leverage and further improvement in our financial results.”

First Quarter 2016 Summary

Revenues for the first quarter of 2016 were $47.5 million, up 11% from $42.7 million in the fourth quarter of 2015, and down 6% from $50.4 million in the first quarter of 2015.  On a GAAP basis, gross margin was 51.6%, compared to 48.7% in the prior

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

quarter and 46.4% in the year-ago period.  Operating income was $3.7 million, compared to an operating loss of $1.0 million in the prior quarter and operating income of $2.2 million in the year-ago period.  Net income was $3.5 million or $0.14 per diluted share, compared to a net loss of $1.8 million or $0.07 per share in the prior quarter, and net income of $2.6 million or $0.11 per diluted share in the first quarter of 2015.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 52.5%, compared to 49.8% in the prior quarter and 47.7% in the year-ago period, and exceeded our target model at these sales volumes primarily due to improved operating efficiencies and favorable product mix.  Non-GAAP operating income, which also excludes restructuring charges in prior periods, was $4.2 million compared to $0.8 million in the prior quarter and $3.0 million in the first quarter of 2015. Non-GAAP net income, which adjusts for amortization of intangible assets and restructuring charges, was $3.9 million or $0.16 per diluted share, compared to breakeven in the prior quarter and $3.3 million or $0.14 per share in the first quarter of 2015.

Business Outlook

Management expects sequential revenue growth in the second quarter and a stronger second half, compared to the first half of 2016, with increasing confidence that revenue growth will outpace the overall industry’s spending on wafer fab equipment this year. Management expects second-quarter 2016 revenues in the range of $52 to $57 million, with GAAP gross margin in the range of 50.7% to 52.3% and non-GAAP gross margin in the range of 51.5% to 53.0%. Management expects second-quarter operating expenses to range between $20.6 million and $21.2 million on a GAAP and non-GAAP basis. Management expects second-quarter earnings in the range of $0.19 to $0.28 per diluted share on a GAAP basis, and $0.21 to $0.30 per diluted share on a non-GAAP basis.

Conference Call Details

A conference call to discuss first quarter 2016 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 84918266. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Upgrade Revenue Reporting

Revenues associated with upgrade sales are now included under Product Revenue, and the related costs in Cost of Product Revenue. Our historical GAAP reporting is unaffected. For ease of investor analysis, all comparable prior period amounts in the supplemental non-GAAP financial information available on the investor page of Nanometrics website at www.nanometrics.com have been recast to reflect this change.

Use of Non-GAAP Financial Information

Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, restructuring charges, and other unusual and infrequent items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release. Although Nanometrics believes that the

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to, inability to gain additional market share, increase sales, ship products as scheduled,  or outperform the industry, levels of industry spending, demand for Nanometrics’ products, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in customer and product mix, changes in market share, changes in operating expenses, and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 26, 2015, as filed with the Securities and Exchange Commission on February 24, 2016, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 26, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$38,673	$38,154
Marketable securities	44,672	44,931
Accounts receivable, net	44,482	37,832
Inventories	49,893	47,749
Inventories-delivered systems	4,138	2,856
Prepaid expenses and other	6,060	6,592
Total current assets	187,918	178,114

Property, plant and equipment, net	43,068	44,493
Goodwill	9,592	9,415
Intangible assets, net	1,425	1,867
Deferred income tax assets	1,191	1,118
Other assets	525	533
Total assets	$243,719	$235,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,212	$11,675
Accrued payroll and related expenses	8,592	10,097
Deferred revenue	16,010	12,790
Other current liabilities	8,978	8,878
Income taxes payable	704	1,771
Total current liabilities	47,496	45,211

Deferred revenue	250	827
Income taxes payable	805	775
Deferred tax liabilities	563	521
Other long-term liabilities	859	878
Total liabilities	49,973	48,212

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	260,679	258,715
Accumulated deficit	(62,742)	(66,209)
Accumulated other comprehensive income (loss)	(4,215)	(5,202)
Total stockholders’ equity	193,746	187,328
Total liabilities and stockholders’ equity	$243,719	$235,540

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015

Net revenues:
Products	$39,214	$38,229
Service	8,275	12,037
Total net revenues	47,489	50,376

Costs of net revenues:
Cost of products	18,079	19,992
Cost of service	4,484	6,373
Amortization of intangible assets	435	632
Total costs of net revenues	22,998	26,997
Gross profit	24,491	23,379

Operating expenses:
Research and development	8,068	8,159
Selling	7,249	7,116
General and administrative	5,420	5,767
Amortization of intangible assets	24	38
Restructuring	-	58
Total operating expenses	20,761	21,138
Income (loss) from operations	3,730	2,241

Other income (expense):
Interest income	9	10
Interest expense	(117)	(82)
Other income, net	225	704
Total other income (expense), net	117	632

Income (loss) before income taxes	3,847	2,873
Provision for income taxes	380	317
Net income (loss)	$3,467	$2,556

Net income (loss) per share:
Basic	$0.14	$0.11
Diluted	$0.14	$0.11

Shares used in per share calculation:
Basic	24,308	23,866
Diluted	24,597	24,257

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
Cash flows from operating activities:
Net income	$3,467	$2,556
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	2,176	2,324
Stock-based compensation	1,689	1,571
Loss on disposal of fixed assets	99	485
Inventory write down	651	403
Deferred income taxes	(30)	55
Changes in fair value of contingent consideration	55	35
Changes in assets and liabilities:
Accounts receivable	(5,197)	(13,340)
Inventories	(1,871)	(2,442)
Inventories-delivered systems	(1,283)	1,164
Prepaid expenses and other	605	(94)
Accounts payable, accrued and other liabilities	(1,468)	3,947
Deferred revenue	2,643	(2,468)
Income taxes payable	(1,037)	(70)
Net cash provided by (used in) operating activities	499	(5,874)

Cash flows from investing activities:
Sales of marketable securities	-	1,082
Maturities of marketable securities	13,153	9,592
Purchases of marketable securities	(12,953)	(10,613)
Purchase of property, plant and equipment	(610)	(502)
Net cash provided by (used in) investing activities	(410)	(441)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(84)	(224)
Proceeds from sale of shares under employee stock option and purchase plans	934	2,357
Taxes paid on net issuance of stock awards	(658)	(764)
Repurchases of common stock	-	(1,721)
Net cash provided by (used in) financing activities	192	(352)
Effect of exchange rate changes on cash and cash equivalents	238	(74)
Net increase (decrease) in cash and cash equivalents	519	(6,741)
Cash and cash equivalents, beginning of period	38,154	34,676
Cash and cash equivalents, end of period	$38,673	$27,935

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 26, 2016		December 26, 2015		March 28, 2015
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$24,491	51.6%	$20,804	48.7%	$23,379	46.4%
Non-GAAP adjustments:
Amortization of intangible assets	435	0.9%	469	1.1%	632	1.3%
Non-GAAP gross profit and gross margin, respectively	$24,926	52.5%	$21,273	49.8%	$24,011	47.7%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income (loss) and operating margin, respectively	$3,730	7.9%	$(1,042)	(2.4%)	$2,241	4.4%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	435	0.9%	469	1.1%	632	1.3%
Amortization of intangible assets included in operating expenses	24	-	25	-	38	0.1%
Restructuring included in operating expenses	-		1,322	3.1%	58	0.1%
Total non-GAAP adjustments to operating income (loss)	459	0.9%	1,816	4.2%	728	1.5%
Non-GAAP operating income and operating margin, respectively	$4,189	8.8%	$774	1.8%	$2,969	5.9%

Reconciliation of GAAP net income to non-GAAP net income	`
GAAP net income (loss)	$3,467		$(1,814)		$2,556
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	459		1,816		728
Non-GAAP net income (loss)	$3,926		$2		$3,284

GAAP net income (loss) per diluted share	$0.14		$(0.07)		$0.11

Non-GAAP net income (loss) per diluted share	$0.16		$0.00		$0.14

Shares used in diluted net income per share calculation	24,597		24,446		24,257

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